PROSPECTUS                                                         May ___, 1997

                         Emerging Markets Debt Portfolio

Emerging Markets Debt Portfolio (the "Portfolio") is organized as a separate, non-diversified portfolio of Bear Stearns Investment Trust (the "Trust"), an open-end management investment company organized under the laws of The Commonwealth of Massachusetts. The Portfolio seeks to provide investors with high current income by investing primarily in Debt Obligations of issuers located in Emerging Countries. The Portfolio's secondary objective is to provide investors with capital appreciation. See "Investment Objective and Policies."
There can be no assurance that the Portfolio will achieve its investment objective.

Investments in securities in Emerging Countries and investments in securities denominated in foreign currencies, as well as the active management techniques that the Portfolio may employ, entail risks in addition to those that are customarily associated with investing in dollar-denominated U.S. debt securities. In addition, at any one time, substantially all of the Portfolio's assets may be invested in Debt Obligations that are unrated or below investment grade. Investments in below investment grade Debt Obligations, commonly known as "JUNK BONDS," and certain unrated Debt Obligations may involve risks not associated with investment grade securities, including among others, overall greater risk of non-payment of principal and interest (default), sensitivity to general economic conditions and changes in interest rates, greater market price volatility and less liquid secondary market trading. As a result, the Portfolio is intended for long-term investors who can accept the risks associated with its investments and may not be suitable for all investors. Investors should carefully consider these risks before investing. See "Description of the Portfolio -- Investment Objective," p. 8; "Description of the Portfolio -- Investment Restrictions," p. 17; and "Risk Factors and Special Considerations,"
p. 18 .


By this Prospectus, Class Y Shares of the Portfolio are being offered. Class Y shares are sold at net asset value without a sales charge to investors whose minimum investment is $2.5 million. The Portfolio issues other classes of shares which have sales charges and different expenses which would affect performance. Investors desiring to obtain information about these other classes of shares should call 1-800-766-4111 or ask their sales representatives or the Portfolio's distributor.


Bear Stearns Funds Management Inc. ("BSFM"), a wholly-owned subsidiary of The Bear Stearns Companies, Inc., serves as investment manager to the Portfolio.

Bear, Stearns & Co. Inc. ("Bear Stearns"), an affiliate of BSFM, serves as the Portfolio's distributor.

This Prospectus sets forth concisely the information about the Portfolio that a prospective investor ought to know before investing. It should be read and retained for future reference.


The Statement of Additional Information, dated May ___, 1997, containing further information about the Portfolio which may be of interest to investors, has been filed with the Securities and Exchange Commission, which information is incorporated herein by reference in its entirety. For a free copy, write to the address or call one of the telephone numbers listed under "General Information" in this Prospectus.


Mutual fund shares are not deposits or obligations of, or guaranteed by, any bank, and are not federally insured by the Federal Insurance Corporation, the Federal Reserve Board, or any other agency.

The net asset value of funds of this type will fluctuate.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  May ___, 1997

                                Table of Contents
                                                              Page


Summary......................................................  3

Fee Table....................................................  6

Description of the Portfolio.................................  8

Risk Factors and Special Considerations...................... 17

Management of the Portfolio.................................. 24

How to Buy Shares............................................ 26

Shareholder Services......................................... 28

How to Redeem Shares......................................... 30

Dividends, Distributions and Taxes........................... 32

Performance Information...................................... 33

General Information.......................................... 34

                                     Summary

General

The Portfolio is organized as a separate, non-diversified portfolio of Bear Stearns Investment Trust (the "Trust"), an open-end, management investment company organized under the laws of The Commonwealth of Massachusetts.

Investment Objective

The investment objective of the Portfolio is to provide investors with high current income by investing primarily in Debt Obligations (as defined herein) of issuers located in Emerging Countries. The Portfolio's secondary objective is to provide investors with capital appreciation. There can be no assurance that the Portfolio will achieve its investment objective.


The Portfolio defines "Debt Obligations" to include fixed or floating rate bonds, notes, debentures, commercial paper, Loans (as defined herein), Brady Bonds, convertible securities, and other debt securities issued or guaranteed by governments, agencies or instrumentalities, central banks, commercial banks or private issuers, including repurchase agreements with respect to obligations of governments or central banks. See "Description of the Portfolio -- Investment Objective and Policies." The Portfolio considers "Emerging Countries" to include any country that is generally considered to be an emerging or developing country by the World Bank, the International Finance Corporation or the United Nations and its authorities. The Investment Manager may invest in Debt Obligations that it determines to be proper investments for the Portfolio notwithstanding any credit ratings that may be assigned to such securities. At any one time, substantially all of the Portfolio's assets may be invested in Debt Obligations that are unrated or below investment grade.


Risk Factors


Investors should carefully consider the risks of investing in securities of issuers in Emerging Countries and non-dollar denominated securities. Generally, while the Portfolio offers potential returns higher than those available from U.S. government securities, there is also a substantially greater risk of loss. The Portfolio may not be suitable for all investors, and is intended for long-term investors who can accept the risks associated with its investments. Investors should carefully consider these risks before investing. See "Description of the Portfolio -- Investment Objective" and "Risk Factors and Special Considerations."


Low Rated and Unrated Instruments. At any one time, substantially all of the Portfolio's assets may be invested in Debt Obligations that are unrated or below investment grade. Low rated debt instruments, commonly known as "JUNK BONDS," and certain unrated debt instruments generally offer a higher current yield than that available from investment grade issues, but involve greater risk. Low rated and certain unrated securities are especially subject to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates.

Discount Obligations. As a result of the Portfolio holding securities purchased at a discount, the Portfolio may be required to sell securities to meet required dividend distributions to Shareholders. Under adverse market conditions, this may result in Shareholders receiving a portion of their original purchase price as a taxable dividend and could further negatively impact net asset value.

Political and Economic Factors. Investing in Debt Obligations of Emerging Countries involves considerations and potential risks relating to political and economic developments abroad. Governments of many Emerging Countries have exercised and continue to exercise substantial influence over many aspects of the private sector. Accordingly, government actions in the future could have a significant effect on economic conditions in Emerging Countries, which could affect the value of securities in the Portfolio's portfolio.

Foreign Exchange Risk. The value of non-dollar denominated securities of issuers in Emerging Countries is affected by changes in currency exchange rates or exchange control regulations. Foreign currency exchange rates are determined by forces of supply and demand on the foreign exchange markets. These forces are affected by the international balance of payments, economic and financial conditions, government intervention, speculation and other factors. Many of the currencies of Emerging Countries have experienced significant devaluations relative to the U.S. dollar and major adjustments have been made in certain of them at times. Changes in foreign currency exchange rates relative to the U.S. dollar will affect the U.S. dollar value of the Portfolio's assets denominated in that currency and thereby impact upon the Portfolio's total return on such assets. A decline in the exchange rate would reduce the value of certain portfolio securities. In addition, if the exchange rate for the currency in which the Portfolio receives interest payments declines against the U.S. dollar before such interest is paid as dividends to Shareholders, the Portfolio may have to sell securities to obtain sufficient cash to pay such dividends.

Sovereign Debt. Investments in sovereign debt involve special risks. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and the Portfolio may have limited recourse in the event of a default.

Investing in Securities Markets of Emerging Countries. Certain of the risks associated with investments generally are heightened for investments in Emerging Countries. For example, securities markets in Emerging Countries may be less liquid, more volatile and less subject to governmental regulation than U.S. securities markets. There may be less publicly available information about issuers in Emerging Countries than about domestic issuers.

Investment Practices. The Portfolio may employ investment techniques involving risks different from those associated with investing solely in dollar denominated fixed income securities of U.S. issuers. Losses resulting from the use of such strategies would reduce the Portfolio's net asset value, and possibly income, and the losses can be greater than if the strategies had not been used.

Non-Diversification. Since the Portfolio is "non-diversified" under the Investment Company Act it is subject only to certain tax diversification requirements. The Portfolio may, with respect to 50% of its assets, invest up to 25% of its assets in the securities of any one issuer (except that this limitation does not apply to U.S. Government securities). With respect to the remaining 50% of its assets, the Portfolio may not invest more than 5% of its assets in the securities of any one issuer (except the U.S. Government). To the extent that the Portfolio is non-diversified under the Investment Company Act, it will be more susceptible to adverse developments affecting any single issuer of portfolio securities.

Management of the Portfolio

Bear Stearns Funds Management Inc. ("BSFM" or the "Investment Manager") serves as the Portfolio's investment manager pursuant to an Investment Management Agreement.

For its investment advisory and management services, the Investment Manager receives from the Portfolio a monthly fee equal on an annual basis to a percentage of the Portfolio's average daily net assets. The maximum fee payable to the Investment Manager is 1.15% of the Portfolio's net assets up to $50 million, 1.0% of the Portfolio's average daily net assets of more than $50 million but not in excess of $100 million and 0.70% of the Portfolio's average daily net assets above $100 million. The investment management fees paid by the Portfolio are greater than those paid by most funds, but are believed by the Investment Manager to be appropriate for fees paid by funds with a global investment strategy. See "Management of the Portfolio." Bear Stearns serves as the distributor for the Portfolio in the sale of its shares.


Brown Brothers Harriman & Co. (the "Custodian") acts as the custodian of the Portfolio's assets and may employ subcustodians outside the United States approved by the Trustees of the Portfolio in accordance with regulations of the Securities and Exchange Commission (the "Commission"). Under the Transfer Agency Agreement with the Portfolio, PFPC Inc. (the "Transfer Agent" or the "Administrator") provides transfer agency services and responds to inquiries from the Shareholders.

The above is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus and in the Statement of Additional Information.

                                    Fee Table


Shareholder Transaction Expenses                                       Class Y
--------------------------------                                       -------

Maximum Sales Load Imposed on Purchases
(as a % of offering price)...........................................    None
Maximum Deferred Sales Charge Imposed on Redemptions (as a
percentage of the amount subject to charge) .........................    None

Annual Portfolio Operating Expenses
(as a percentage of average daily net assets)

Management Fees (after fee waiver)*..................................    0.11%
Distribution (Rule 12b-1) Fees (b)...................................    None
Other Expenses (after expense reimbursements)*.......................    1.54%
Total Portfolio Operating Expenses (after fee waiver and expense
reimbursement)*......................................................    1.65%


Example:

You would pay the following expenses on a hypothetical $1,000 investment assuming (1) a 5% annual return and the reinvestment of dividends and (2) redemption of all shares at the end of each time period:

         1 Year   ...................................................$ 16.78
         3 Years  ...................................................$ 52.03
         5 Years  ...................................................$ 89.69
         10 Years....................................................$195.45


----------
* Based on estimated expenses for the current fiscal year. The Investment Manager has undertaken to waive its compensation and assume its expenses (except the brokerage fees, extraordinary items and taxes) provided in the Investment Management Agreement to maintain total operating expenses to the extent that Total Portfolio Operating Expenses exceed 1.65%. The waiver of compensation will automatically expire at such time as the Portfolio has average net assets of $50 million or total operating expenses of the Portfolio are less than 2.00% per annum of the average daily net assets, unless the Investment Manager in its sole discretion determines to continue the waiver of compensation. Without such waiver, the investment management fees would be equal on an annual basis to 1.15% of the Portfolio's average daily net assets up to $50 million, 1.00% of the Portfolio's average daily net assets of more than $50 million but less than $100 million, and 0.70% of the Portfolio's average daily net assets above $100 million. [Without the waiver by PFPC Inc. under the Administrative Services Agreement, "Other Expenses" would have been ____% of the average net assets.] [PFPC has agreed to provide the services under the Administrative Services Agreement for the period March 1, 1997 until September 30, 1997 for a minimum fee of $75,000 per annum. Without such waivers by the Investment Manager and PFPC Inc., total portfolio operating expenses would be equal on an annual basis to ____% of average net assets.]

       The amounts listed in the example should not be considered as representative of future expenses and actual expenses may be greater or less than those indicated. Moreover, while the example assumes a 5% annual return, the Portfolio's actual performance will vary and may result in an actual return greater or less than 5%.

The purpose of the foregoing table is to assist investors in understanding the various costs and expenses of the Portfolio that an investor in the Portfolio will bear directly or indirectly, the payment of which will reduce investor's annual return. The example assumes fees are paid at the rates provided in the table. In addition to the expenses noted above, a transaction fee of $7.50 may be charged for payments of redemption proceeds by wire. See "How to Redeem Shares." For a description of the expense reimbursement or waiver arrangements in effect, see "Management of the Portfolio."


Actual fees and expenses may be greater or less than those indicated. Moreover, while the example assumes a 5% annual return, the Portfolio's actual performance will vary and may result in an actual return greater or less than 5%.

                          Description of the Portfolio

General

[The Portfolio is a series of Bear Stearns Investment Trust.]


Emerging Markets Debt Portfolio (the "Portfolio") is organized as a separate, non-diversified portfolio of Bear Stearns Investment Trust (the "Trust"), an open-end management investment company organized under the laws of The Commonwealth of Massachusetts on October 15, 1992. The Portfolio commenced investment operations on May 3, 1993. By this Prospectus, only Class Y shares of the Portfolio are being offered. From time to time, other portfolios may be established and sold pursuant to other offering documents. See "General Information."


Investment Objective

[The Portfolio seeks to provide investors with high current income by investing primarily in Debt Obligations of issuers in Emerging Countries.]

The Portfolio seeks to provide investors with high current income by investing primarily in Debt Obligations of issuers in Emerging Countries. The Portfolio's secondary objective is to provide investors with capital appreciation. The
Portfolio considers "Emerging Countries" to include any country that is generally considered to be an emerging or developing country by the World Bank, the International Finance Corporation or the United Nations and its authorities. The countries that will not be considered Emerging Countries include Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland, United Kingdom, and United States. The Portfolio primarily invests in a combination of
(a) high-yield dollar-denominated instruments and (b) local currency instruments in Emerging Countries where the relationship between interest rates and anticipated foreign exchange movements relative to the U.S. dollar is expected to result in a high dollar rate of return. Although the Portfolio's primary investment objective is current income, the Portfolio also intends to take advantage of opportunities to realize capital appreciation from its investments when such opportunities arise. Investing in local currency and dollar-denominated medium and long term debt in Emerging Countries offers the potential for capital appreciation due to interest rate and currency exchange fluctuations and improving credit quality. No assurance can be given that the Portfolio's investment objective will be achieved.

The Portfolio's investment objective may not be changed without the approval of a majority (as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")) of the outstanding voting securities of the Portfolio.



Investment Policies

The investment policies of the Portfolio are non-fundamental and may be changed without a vote of the shareholders of the Portfolio. The Portfolio's investment policies are designed to enable it to capitalize on attractive investment opportunities which exist in Emerging Countries as a result of worldwide economic integration and the rapidly changing political and economic environment affecting the debt of Emerging Countries.

The Portfolio may invest at least 80% of its total assets in Debt Obligations (defined below) of issuers in Emerging Countries. The Portfolio intends to focus its investments in countries in Asia, Eastern

Europe, Latin America and Africa. The Portfolio may invest up to 20% of its total assets in Debt Obligations of issuers that are not considered to be issuers in Emerging Countries.

The Portfolio may invest at least 30% of its total assets in Debt Obligations of issuers in Latin America. The Portfolio considers "Latin America" to include the following countries: Argentina, Bolivia, Brazil, Chile, Colombia, Costa Rica, Dominican Republic, Ecuador, Guatemala, Honduras, Mexico, Nicaragua, Panama, Paraguay, Peru, Uruguay and Venezuela.


At least 70% of the Portfolio's total assets are invested in U.S. dollar denominated instruments. Up to 30% of the Portfolio's assets may be invested in Debt Obligations denominated in local currencies provided that no more than 20% of the Portfolio's assets are expected to be invested in Debt Obligations denominated in the currency of any one country. To the extent the Portfolio invests in non-dollar denominated securities, the Portfolio will be subject to risks relating to fluctuations in currency exchange rates and the possible imposition of exchange control regulations (e.g., currency blockage) or other foreign or U.S. laws or restrictions applicable to such investments. See "Risk Factors and Special Considerations."

Under normal circumstances, the Portfolio invests at least 70% of its total assets in Debt Obligations of issuers in at least three Emerging Countries. The Portfolio may not invest more than 40% of its assets in Debt Obligations of issuers located in any one country. Investing the Portfolio's assets in securities of issuers located in Emerging Countries will subject the Portfolio to the risks of adverse social, political or economic events which may occur in such foreign countries (see "Risk Factors and Special Considerations"). When the Investment Manager believes unusual circumstances warrant a defensive posture, the Portfolio temporarily may invest up to all of its assets in cash (U.S. dollars) or U.S.
government securities.

The Portfolio considers an issuer to be located in an Emerging Country if (i) the issuer derives 50% or more of its total revenues from either goods produced, sales made or services performed in Emerging Countries, or (ii) the issuer is organized under the laws of, and with a principal office in, an Emerging Country.


The Investment Manager may invest in Debt Obligations that it determines to be suitable investments for the Portfolio notwithstanding any credit ratings that may be assigned to such securities. At any one time substantially all of the Portfolio's assets may be invested in Debt Obligations that are unrated or below investment grade. The Portfolio will purchase non-performing securities and some of these securities may be comparable to securities rated as low as D by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc. ("S&P") or C by Moody's Investors Service, Inc. ("Moody's") (the lowest credit ratings of such agencies). A substantial portion of the Portfolio's holdings of Debt Obligations are expected to trade at substantial discounts from face value. The ratings of Moody's and S&P represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. The ratings do not necessarily reflect the current or future composition of the Portfolio. A description of the ratings of the various securities in which the Portfolio may invest appears in Appendix A to this Prospectus.

Debt Obligations in which the Portfolio may invest may have stated maturities ranging from overnight to 30 years and may have floating or fixed interest rates. The average maturity of the Portfolio's investments will vary based upon the Investment Manager's assessment of economic and market conditions. Because the Portfolio intends to hold fixed-rate instruments, some of which may have long maturities, the value of the securities held by the Portfolio, and thus the net asset value of the shares of the Portfolio, generally will vary inversely to changes in prevailing interest rates. Thus, if interest rates have increased from the time a debt or other fixed income security was purchased, such security, if sold, might be sold at a price less than its cost. Conversely, if interest rates have declined from the time such a security was purchased, such security, if sold, might be sold at a price greater than its cost.


Debt markets in Emerging Countries presently consist of a wide variety of instruments issued by developing countries, related institutions and companies. The Portfolio intends to invest in two broad classes of securities: dollar denominated instruments traded in secondary markets outside of the Emerging Countries which have issued the securities, and non-dollar denominated securities (as defined herein) which are traded in the country of issue and/or in secondary markets.

A substantial portion of the dollar denominated Debt Obligations in which the Portfolio intends to invest had their origin in syndicated bank loans made during the 1970s and early 1980s. As a consequence of the substantial volatility in commodity prices, and the dramatic increase in interest rates in the early 1980s, many emerging countries defaulted on these loans. Much of the debt owed by governments to commercial banks was subsequently restructured, involving the exchange of outstanding bank indebtedness for Brady Bonds (as described below). Brady Bonds, remaining outstanding bank loans and a relatively small but growing number of newly issued government, agency and corporate bond issues make up the large and growing debt market in Emerging Countries. The investment vehicles which the Investment Manager is expected to acquire or utilize on behalf of the Portfolio are described below.

Brady Bonds. "Brady Bonds" are debt securities issued in an exchange of outstanding commercial bank loans to public and private entities in Emerging Countries in connection with sovereign debt restructurings, under a plan, introduced by former U.S. Secretary of the Treasury Nicholas F. Brady, known as the Brady Plan. Agreements implemented under the Brady Plan are designed to reduce the debt service burden of heavily indebted nations, in exchange for various forms of credit enhancement coupled with economic policy reforms designed to improve the debtor country's ability to service its external obligations. The Brady Plan only sets forth the guiding principles for debt reduction and economic reform, emphasizing that solutions must be negotiated on a case by case basis between debtor nations and their creditors. As a result, the financial packages offered by each country differ.

Debt reduction is generally carried out through the exchange of outstanding commercial bank debt for various types of bonds, which may include (i) bonds issued at 100% of face value of such debt, (ii) bonds issued at a discount to face value of such debt, (iii) bonds offering fixed or floating rates of interest, (iv) bonds bearing a below market rate of interest which increases over time, and (v) bonds issued in exchange for the advancement of new money by existing lenders. Credit enhancement may take the form of collateralizing the principal with U.S. Treasury zero coupon bonds with a maturity equal to the final maturity of such bonds. Collateral purchases are financed by the IMF, the World Bank and the debtor nation's reserves. In addition, the first two or three interest payments on certain types of Brady Bonds may be collateralized by cash or securities agreed upon by creditors.

As a pre-condition to issuing Brady Bonds, debtor nations are generally required to agree to the implementation of certain domestic monetary and fiscal reform measures with the World Bank or the IMF. Such measures have included the liberalization of trade and foreign investments, the privatization of state-owned enterprises and the setting of targets for public spending and borrowing. These policies and programs seek to improve the debtor's ability to service its external obligations and promote its growth and development.

Brady Bonds have been issued by a number of Emerging Countries, primarily in Latin America. Several other Emerging Countries are currently negotiating or have reached agreement with their creditors in sovereign debt restructuring that will result in the issuance of Brady Bonds. For purposes of applicable tax and Investment Company Act rules and regulations, Brady Bonds are not considered U.S. government securities.

The Portfolio may invest in either collateralized or uncollateralized Brady Bonds. Brady Bonds are issued in various currencies (primarily U.S. dollars) and are actively traded in the over-the-counter ("OTC") secondary market for debt of Emerging Country issuers. Because of the large size of most Brady Bond issues, Brady Bonds are generally highly liquid instruments. Brady Bonds may be collateralized or uncollateralized, may carry floating or fixed rates of interest, and may have maturities of up to 30 years. The most common are 30-year collateralized fixed-rate "par bonds" and floating-rate "discount bonds," which are collateralized as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds, and carry at least one year's rolling interest-rate guarantee in the form of cash or marketable securities.


Investors should recognize that Brady Bonds have been issued only recently, and accordingly they do not have a long payment history. There can be no assurance that the Brady Bonds in which the Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings. For a discussion of the risks involved in investing in Brady Bonds, see "Risk Factors and Special Considerations -- Sovereign Debt."


Loans. The Portfolio may invest up to 20% of its total assets in Loans. The Portfolio defines "Loans" as fixed and floating rate loans arranged through private negotiations between one or more financial institutions and an obligor in an Emerging Country. Generally, the Loans purchased by the Portfolio will be floating-rate debts which have been outstanding for several years, may have been restructured and trade at a substantial discount to face value. Such Loans trade in the international OTC secondary market.

The Portfolio may invest in Loans in the form of participations in or assignments of Loans or portions of Loans from third parties. A loan assignment results in the passing of title in the Loan to the Portfolio, along with all of its rights and obligations. In a participation, a financial institution will generally sell the Portfolio the right to receive payments of principal, interest and any fees due under the Loan. Participations typically will result in the Portfolio having a contractual relationship only with lenders and not with borrowers. As a result, the Portfolio generally will have no right to enforce compliance by the borrower with the terms of the Loan, and the Portfolio will assume the credit risk of both the borrower and the lender that is selling the participation. The Portfolio will acquire participations only if the seller of the participation is determined by the Investment Manager to be creditworthy.


Although Loans are traded among certain financial institutions, some of the Loans the Portfolio may invest in will be considered illiquid. The characteristics of the Loans are reviewed to determine their liquidity. The Trustees have adopted guidelines and delegated to the Investment Manager the function of monitoring and determining the liquidity of Loans, although the Board of Trustees retains ultimate responsibility for any determination regarding a liquid market for the Loans. The Portfolio will not invest in Loans determined to be illiquid by the Board of Trustees if any such investment, together with any other illiquid assets held by the Portfolio, amounts to more than 15% of its net assets.

Non-Dollar Denominated Securities. The Portfolio may invest up to 30% of its total assets in non-dollar denominated securities provided that no more than 20% of the Portfolio's assets are expected to be invested in Debt Obligations denominated in the currency of any one country. Investments in non-dollar denominated securities will include fixed and/or floating rate instruments, including discount notes, commercial paper, debentures and other debt securities issued by public or private sector entities. Such investments may also include debt securities which are payable in local currency in amounts calculated with reference to the U.S. dollar. The Portfolio will invest in short term or floating rate non-dollar denominated securities when the Investment Manager believes that the relationship between local interest rates, inflation and currency exchange rates will result in a high dollar return.

The relative performance of various countries' fixed income markets historically has reflected wide variations relating to the unique characteristics of each country's economy. Year-to-year fluctuations in certain markets have been significant, and negative returns have been experienced in various markets from time to time. In addition, the performance of non-dollar denominated securities will depend on, among other things, the strength of the foreign currency against the U.S. dollar. Appreciation in the value of the foreign currency generally can be expected to increase, and declines in the value of foreign currencies relative to the U.S. dollar will depress, the value of the Portfolio's non-dollar denominated securities. Currently, because of high inflation and other factors, the currencies of the countries in which the Portfolio intends to invest are generally expected to depreciate against the U.S. dollar. However, to the extent that local interest rates in such countries exceed the rate of currency devaluation, the potential for attractive returns in dollars exists. The Investment Manager evaluates currencies on the basis of fundamental economic criteria (e.g., relative inflation levels and trends, growth rate forecasts, balance of payments status and economic policies) as well as technical and political data, but will not generally be involved in active currency forecasting. The Portfolio may or may not hedge or cross hedge its foreign currency exposure. See "Description of the Portfolio -- Investment Practices".


Convertible Securities. The Portfolio may invest up to 10% of its total assets in convertible securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. Convertible debt securities have characteristics of both fixed income and equity investments. The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other debt securities of comparable maturity and quality that are not convertible) and its "conversion value" (the value of the option to convert the security into the underlying common stock). The Portfolio intends to invest only in convertible securities which have a low conversion value and which, absent any potential gain from conversion or increase in conversion value, are expected to provide the Portfolio with returns similar to those of non-convertible debt securities of similar maturity and quality. The Portfolio does not intend to convert any convertible securities it may own into equity, however, it may do so for temporary purposes. If a convertible security held by the Portfolio is called for redemption, the Portfolio will be required to permit the issuer to redeem the security, convert it into the underlying stock or sell it to a third party. Any of these actions could have an adverse effect on the Portfolio's ability to achieve its investment objective.

Repurchase Agreements. The Portfolio may enter into repurchase agreements, which may be viewed as a type of secured lending by the Portfolio, and which typically involves the acquisition by the Portfolio of debt securities from a selling financial institution, such as a bank, savings and loan association or broker-dealer. In a repurchase agreement, the Portfolio purchases a debt security from a seller which undertakes to repurchase the security at a specified resale price on an agreed future date (ordinarily a week or less). The resale price generally exceeds the purchase price by an amount which reflects an agreed-upon market interest rate for the term of the repurchase agreement. The principal risk is that, if the seller defaults, the Portfolio might suffer a loss to the extent the proceeds from the sale of the underlying securities and other collateral held by the Portfolio in connection with the related repurchase agreement are less than the repurchase price. Repurchase agreements maturing in more than seven days are considered by the Portfolio to be illiquid.


When-Issued Securities; When, As and If Issued Securities; and Delayed Delivery Transactions. The Portfolio may purchase securities on a when-issued basis. When-issued transactions arise when securities are purchased by the Portfolio with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Portfolio at the time of entering into the transaction. The Portfolio may also purchase securities on a forward commitment basis. In a forward commitment transaction, the Portfolio contracts to purchase securities for a fixed price at a future date beyond customary settlement time. The Portfolio may enter into offsetting contracts for the forward sale of other securities that it owns. Although the Portfolio would generally purchase securities on a when-issued forward commitment basis with the intention of actually acquiring securities for its portfolio, the Portfolio may dispose of a when-issued security or forward commitment prior to settlement if the Investment Manager deems it appropriate to do so.

The issuance of some of the securities in which the Portfolio may invest depends upon the occurrence of a subsequent event, such as approval of a merger, corporate reorganization, leveraged buyout or debt restructuring ("when, as and if issued securities"). As a result, the period from the trade date to the issuance date may be considerably longer than a typical when issued trade. Each when issued transaction specifies a date upon which the commitment to enter into the relevant transaction will terminate if the securities have not been issued on or before such date. In some cases, however, the securities may be issued prior to such termination date, but may not be deliverable until a period of time thereafter. If the anticipated event does not occur and the securities are not issued, the Portfolio would be entitled to receive any funds committed for the purchase, but the Portfolio may have foregone investment opportunities during the term of the commitment.

There is no overall limit on the percentage of the Portfolio's assets which may be committed to the purchase of securities on a when issued basis, however, the Portfolio may only invest a maximum of 15% of its assets in when, as and if issued securities. An increase in the percentage of the Portfolio's assets committed to such purchase of securities on a when-issued basis may increase the volatility of its net asset value.

The Portfolio will hold and maintain in a segregated account until the settlement date liquid assets in an amount sufficient to meet the purchase price to the extent required by the Investment Company Act. The purchase of securities on a when-issued forward commitment basis involves a risk of loss if the value of the security to be purchased declines prior to the settlement date.

Investment in Other Funds. In accordance with the Investment Company Act, the Portfolio may invest a maximum of up to 10% of the value of its total assets in securities of other investment companies, and the Portfolio may own up to 3% of the total outstanding voting stock of any one investment company. In addition, up to 5% of the Portfolio's total assets may be invested in the securities of any one investment company. The Portfolio may invest in both investment companies that are registered under the Investment Company Act as well as those that are not required to be so registered. As stated above, investment in other investment companies or vehicles may be the sole or most practical means by which the Portfolio can participate in certain securities markets. Such investment may involve the payment of substantial premiums above the value of such issuers' portfolio securities, and is subject to limitations under the Investment Company Act and market availability. There can be no assurance that vehicles or funds for investing in certain Emerging Countries will be available for investment, particularly in the early stages of the Portfolio's operations. In addition, special tax considerations may apply. The Portfolio does not intend to invest in such vehicles or funds unless, in the judgment of the Investment Manager, the potential benefits of such investment justify the payment of any applicable premium or sales charge. As an investor in an investment company, the Portfolio would bear its ratable share of that investment company's expenses, including its administrative and advisory fees. At the same time, the Portfolio would continue to pay its own investment management fees and other expenses, however, the Investment Manager has agreed to waive its fees to the extent necessary to comply with state securities laws.


Borrowing and Leverage. The Portfolio may solely, for temporary or emergency purposes, borrow in an amount up to 10% of the Portfolio's total assets (including the amount borrowed), less all liabilities and indebtedness other than the borrowing. The Portfolio may not purchase securities when borrowings exceed 5% of the Portfolio's total assets. If market fluctuations in the value of the Portfolio's portfolio holdings or other factors cause the ratio of the Portfolio's total assets to outstanding borrowings to fall below 300%, within three days of any such event the Portfolio may be required to sell portfolio securities to restore the 300% asset coverage, even though from an investment standpoint such sales might be disadvantageous. Borrowings may be utilized to meet share redemptions of the Portfolio or to pay dividends and distributions to Shareholders of the Portfolio, in instances where the Portfolio does not desire to liquidate its portfolio holdings. The Portfolio expects that some of its borrowings may be made on a secured basis. In such situations, either the custodian will segregate the pledged assets for the benefit of the lender or arrangements will be made with a suitable subcustodian, which may include the lender.

Borrowings create leverage, a speculative factor. To the extent the income derived from the assets obtained with borrowed funds exceeds the interest and other expenses that the Portfolio will have to pay, the Portfolio's net income will be greater than if borrowing were not used. Conversely, if the income from the assets obtained with borrowed funds is not sufficient to cover the cost of borrowing, the net income of the Portfolio will be less than if borrowing were not used, and therefore the amount available for distribution to Shareholders as dividends will be reduced.


Restricted and Illiquid Securities. The Portfolio may purchase securities that are not registered or are offered in an exempt non-public offering ("restricted securities") under the Securities Act of 1933, as amended (the "Securities Act"), including securities offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Portfolio will not invest more than 15% of its net assets in illiquid investments, which include repurchase agreements maturing in more than seven days, securities that are not readily marketable and restricted securities that are not eligible for sale under Rule 144A. Restricted securities eligible for sale under Rule 144A are also subject to this 15% limitation, unless the Board of Trustees (or the Investment Manager pursuant to delegated authority) determines, based upon a continuing review of the trading markets for the specific restricted securities sold under Rule 144A, that such restricted securities are liquid. The Board of Trustees has adopted guidelines and delegated to the Investment Manager the function of determining and monitoring the liquidity of Rule 144A securities, although the Board of Trustees retains ultimate responsibility for any determination regarding whether a liquid market exists for Rule 144A securities. The liquidity of Rule 144A securities will be monitored by the Investment Manager and, if as a result of changed conditions, it is determined that a Rule 144A security is no longer liquid, the Portfolio's holdings of illiquid securities will be reviewed to determine what, if any, action is required to assure that the Portfolio does not exceed its applicable percentage limitation for investments in illiquid securities. In reaching liquidity decisions, the Investment Manager may consider, inter alia, the following factors: (1) the unregistered nature of the security; (2) the frequency of trades and quotes for the security; (3) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (4) dealer undertakings to make a market in the security; and (5) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer). Investing in Rule 144A securities could have the effect of increasing the level of portfolio illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities.


Lending of Portfolio Securities. The Portfolio may, in seeking to increase its income, lend securities in its portfolio representing up to 331/3% of its total assets, taken at market value, to securities firms and financial institutions deemed creditworthy by the Investment Manager. Securities loans are made to broker-dealers or institutional investors pursuant to agreements requiring that the loans continuously be secured by collateral at least equal at all times to the value of the securities lent plus any accrued interest, "marked to market" on a daily basis. The collateral received will consist of cash, U.S. short term government securities, bank letters of credit or such other collateral as may be permitted under the Portfolio's investment program and by regulatory agencies and approved by the Board of Trustees. While the securities loan is outstanding, the Portfolio will continue to receive the equivalent of the interest or dividends paid by the issuer on the securities, as well as interest on the investment of the collateral or a fee from the borrower. The Portfolio has a right to call each loan and obtain the securities on five business days' notice. The risks in lending securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. The creditworthiness of firms to which the Portfolio lends its portfolio securities will be monitored on an ongoing basis by the Investment Manager pursuant to procedures adopted and reviewed on an ongoing basis by the Board of Trustees.

Indexed Securities. The Portfolio may purchase securities whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities, or other financial indicators. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific instrument or statistic. Gold-indexed securities, for example, typically, provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instruments to which they are indexed, and may also be influenced by interest rate changes in the U.S. and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. government agencies.

Active Management. The Portfolio is designed to be actively managed. The Portfolio will attempt to maximize returns by adjusting the portfolio in response to numerous factors affecting Debt Obligations, including political and economic developments, changing credit quality, interest rates, currency exchange rates, and other factors. Because the Portfolio can purchase floating rate securities and securities with short to intermediate term maturities, the Investment Manager can adjust the Portfolio's holdings in an effort to maximize returns in almost any interest rate environment. In addition, the Portfolio's ability to invest in securities with any maturities of up to thirty years allows its Investment Manager to adjust the Portfolio's investments as interest rates change to take advantage of the most attractive segments of the yield curve.

Temporary Investments. Pending investment or for temporary defensive purposes (such as when the Investment Manager believes instability or unfavorable conditions exist in Emerging Countries), the Portfolio may make investments of up to 100% of its total assets in U.S. government securities with maturities of less than a year and certain short-term high quality debt instruments. The short-term instruments in which the Portfolio may invest include, but are not limited to: U.S. government securities, money market funds that invest primarily in U.S. government securities and repurchase agreements in respect of these securities, to the extent possible. The U.S. government securities in which the Portfolio may invest include direct obligations of the U.S. Treasury (such as Treasury bills, notes and bonds) and obligations issued by U.S. government agencies and instrumentalities, including securities that are supported by the full faith and credit of the United States and securities that are supported primarily or solely by the creditworthiness of the issuer (such as securities of the Federal Home Loan Banks, the Student Loan Marketing Association and the Tennessee Valley Authority).


Other. Certain of the securities in which the Portfolio may invest may be considered "derivative securities." See "Description of the Portfolio -- Indexed Securities" and "Investment Practices." New forms of securities continue to be developed. The Portfolio may invest in such securities to the extent consistent with its investment objectives and investment policies, subject to Federal and state law and regulatory requirements and prior shareholder notification.

Investment Practices

[The Portfolio may engage in a variety of investment practices to enhance income or hedge its investments.]


The Portfolio may engage in certain forward, futures, options, forward foreign exchange contracts, interest rate swaps and other strategies to attempt to reduce the overall risk of its investments (hedge), adjust investment exposure, enhance income, or to replicate a fixed income return in markets which present an attractive interest rate environment but which restrict foreign investment in fixed income securities; however, the instruments necessary to engage in such investment practices may not generally be available or may not provide a perfect hedge and also entail certain risks. See "Risk Factors."

The Portfolio may engage in currency management strategies and hedging strategies, including among others, proxy hedging, cross-hedging, settlement hedging, transaction hedging and position hedging. A detailed discussion of these various investment practices, the limitations on the portion of the Portfolio's assets that may be used in connection with the investment practices and the risks associated with such investment practices are described in Appendix A to the Statement of Additional Information. There can be no assurance that BSFM's use of currency management strategies will be advantageous to the Portfolio or that it will hedge at appropriate times. See "Risk Factors".

The Portfolio intends to use such investment practices as a complement to its fundamental investment practices based on the judgment of the Investment Manager to the extent that they are consistent with the Portfolio's investment objective.


Except as otherwise stated under "Investment Restrictions," the Portfolio's investment policies and practices are not fundamental and may be changed without a vote of the Shareholders.



Investment Restrictions

[Certain of the Portfolio's investment restrictions are fundamental and can be changed only by shareholder vote.]

The Portfolio is subject to certain investment restrictions which, as described in more detail in the Statement of Additional Information, have been adopted by the Trust on behalf of the Portfolio as fundamental policies that cannot be changed without the approval of a majority of the outstanding shares of the Portfolio. Among other restrictions, with respect to 50% of its assets, the Portfolio may not invest more than 25% of its total assets in the securities of any one issuer except that this limitation will not be applicable to the purchase of U.S. government securities. With respect to the remaining 50% of the Portfolio's assets, no more than 5% of its assets may be invested in the securities of any one issuer other than the U.S. government at the end of any fiscal quarter and the Portfolio will not own more than 10% of the outstanding voting securities of a single issuer. See "Risk Factors and Special Considerations -- Non-Diversification." In addition, the Portfolio may not invest more than 10% of the value of its total assets in securities of issuers having a record, together with predecessors, of less than three years of continuous operation. This restriction does not apply to obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities. For further discussion of investment restrictions of the Portfolio, see "Investment Limitations" in the Statement of Additional Information.

Risk Factors and Special Considerations

[No investment is free from risk. Investing in the Portfolio will subject investors to certain risks which should be considered.]

Investors should carefully consider the risks of investing in securities of issuers in Emerging Countries and non-dollar denominated securities. Generally, while the Portfolio offers potential returns higher than those available from U.S. government securities, there is also a substantially greater risk of loss. The Portfolio may not be suitable for all investors, and is intended for long-term investors who can accept the risks associated with its investments. See "Description of the Portfolio -- Investment Practices."

Low Rated and Unrated Instruments. At any one time, substantially all of the Portfolio's assets may be invested in Debt Obligations that are unrated or below investment grade. Investments in lower-quality and comparable unrated obligations will be more dependent on the Investment Manager's credit analysis than would be the case with investments in investment-grade debt obligations. The Investment Manager considers both quantitative and qualitative factors in evaluating the creditworthiness of individual issuers and employs its own credit research and analysis, which includes a study of existing debt, capital structure, ability to service debt and to pay dividends, the issuer's sensitivity to economic conditions, its operating history and the current trend of earnings. The Investment Manager also relies, in part, on credit ratings compiled by internationally recognized statistical rating organizations. The Investment Manager continually monitors the Portfolio's investments and carefully evaluates whether to dispose of or to retain lower-quality and comparable unrated securities whose credit ratings or credit quality may have changed.

Issuers of high-yield securities are vulnerable to real or perceived economic changes (for instance, an economic downturn or prolonged period of rising interest rates), political changes or adverse developments specific to the issuer. Adverse economic, political or other developments may impair the issuer's ability to service principal and interest obligations, to meet projected business goals and to obtain additional financing, particularly if the issuer is highly leveraged. In the event of a default, the Portfolio would experience a reduction of its income and could expect a decline in the market value of the defaulted securities.

The market prices of high-yield securities structured as zero coupon or pay-in-kind securities are generally affected to a greater extent by interest rate changes and tend to be more volatile than securities which pay interest periodically.

The Portfolio may have difficulty disposing of certain high yield, high risk securities because there may be a thin trading market for such securities. The secondary trading market for high yield, high risk securities is generally not as liquid as the secondary market for higher rated securities. Reduced secondary market liquidity may have an adverse impact on market price and the Portfolio's ability to dispose of particular issues when necessary to meet the Portfolio's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer.

Debt Obligations of the type in which the Portfolio will invest substantially all of its assets are generally considered to have a credit quality rated below investment grade by internationally recognized credit rating organizations such as Moody's and S&P. Securities below investment grade are the equivalent of high yield, high risk bonds, commonly known as "JUNK BONDS." Investment grade is generally considered to be debt securities rated BBB or higher by S&P or Baa or higher by Moody's. The highest rated debt securities (securities rated Aaa by Moody's or AAA by S&P) carry the smallest degree of investment risk and the capacity to pay interest and repay principal is very strong. Non-investment grade debt securities (securities rated Ba1 or lower by Moody's or BB+ or lower by S&P) are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse business, financial or economic conditions. Some of the Debt Obligations held by the Portfolio may be comparable to securities rated as low as C by Moody's or D by S&P, the lowest rating assigned by these agencies. These securities are considered to have extremely poor prospects of ever attaining any real investment grade standing, and to have a current identifiable vulnerability to default, and the issuers and/or guarantors of these securities are considered to be unlikely to have the capacity to pay interest and repay principal when due in the event of adverse business, financial or economic conditions and/or to be in default or not current in the payment of interest or principal. The lowest ratings will be used when payments are not made on the date due even if the applicable grace period has not expired, unless such payments are expected to be made during such grace period. Additionally, these ratings will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized. Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthinesss of the obligor but do not take into account currency exchange and related uncertainties that could affect the market value of a security. A description of fixed-income securities ratings is contained in Appendix A to this Prospectus.

Of the Portfolio's total net assets as of March 31, 1997, ____% consisted of portfolio investments and ____% consisted of other assets in excess of liabilities. The percentage of the Portfolio's investments invested in securities rated by S&P and Moody's as of March 31, 1997 are as follows:


                                            Percentage of
                                          Total Investments
                                          -----------------
         S&P         Moody's                        Equivalent
       Ratings       Ratings            Rated        Unrated*
       -------       -------            -----        --------

         BBB           Baa             [    ]%         [ ]%

          B            Ba              [    ]%         [ ]%

         BB             B              [    ]%         [ ]%

         BB            Ba              [    ]%         [ ]%

          B             B              [    ]%         [ ]%

         NR            NR              [    ]%


Based on the weighted average ratings of all investments held during the Portfolio's most recent fiscal period (the fiscal year ended March 31, 1997), the percentage of the Portfolio's total investments in securities rated by S&P or Moody's applicable rating category (AAA, A, BB, or B by S&P or Aaa, A, Ba or B by Moody's) by monthly dollar-weighted average is set forth below. It should be noted that this information reflects the average composition of the Portfolio's assets during the most recent period and is not necessarily representative of the Portfolio's assets as of the end of such period, the current fiscal period or at any time in the future.

----------
* Equivalent Unrated -- This category represents the comparable quality of unrated securities as determined by the Investment Manager. For foreign government obligations not individually rated by an internationally recognized statistical rating organization, the Portfolio assigns a rating based on the rating of the sovereign credit of the issuing government.

                                            Percentage of
                                          Total Investments
                                          -----------------
         S&P         Moody's                        Equivalent
       Ratings       Ratings            Rated        Unrated*
       -------       -------            -----        --------

         BBB           Baa             [    ]%         [ ]%

         BB            Ba              [    ]%         [ ]%

         BB             B              [    ]%         [ ]%

          B             B              [    ]%         [ ]%

          B            Ba              [    ]%         [ ]%

         NR            NR              [    ]%




Debt Obligations in which the Portfolio may invest may have stated maturities ranging from overnight to 30 years and may have floating or fixed rates. Changes in interest rates generally will cause the value of debt securities held by the Portfolio to vary inversely to changes in prevailing interest rates. The Portfolio's investments in fixed-rate debt securities with longer terms to maturity are subject to greater volatility than the Portfolio's investments in short-term obligations. Brady Bonds and other Debt Obligations acquired at a discount are subject to greater fluctuations of market value in response to changing interest rates than Debt Obligations of comparable maturities which are not subject to a discount.


Discount Obligations. The Portfolio expects to invest in both short-term and long-term Debt Obligations purchased at a discount, for example, zero coupon securities. The amount of original issue discount and/or market discount on obligations purchased by the Portfolio may be significant, and accretion of market discount together with original issue discount, will cause the Portfolio to realize income prior to the receipt of cash payments with respect to these securities. See "Taxation" in the Statement of Additional Information for a discussion of original issue discount and market discount. In order to distribute income realized by the Portfolio and thereby maintain its qualification as a "regulated investment company" under the Internal Revenue
Code of 1986, as amended (the "Code"), the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, use its cash assets or borrow funds on a temporary basis necessary to declare and pay a distribution to Shareholders. Under adverse market conditions, this may result in Shareholders receiving a portion of their original purchase price as a taxable dividend and could further negatively impact net asset value.

Political and Economic Factors. Investing in Debt Obligations of Emerging Countries involves risks relating to political and economic developments abroad. The value of the Portfolio's investments will be affected by commodity prices, inflation, interest rates, taxation, social instability, and other political, economic or diplomatic developments in or affecting the Emerging Countries in which the Portfolio has invested. In many cases, governments of Emerging Countries continue to exercise a significant degree of control over the economy, and government actions concerning the economy may adversely affect

--------
* Equivalent Unrated -- This category represents the comparable quality of unrated securities as determined by the Investment Manager. For foreign government obligations not individually rated by an internationally recognized statistical rating organization, the Portfolio assigns a rating based on the rating of the sovereign credit of the issuing government.

issuers within that country. Government actions relative to the economy, as well as economic developments generally, may also effect a given country's international foreign currency reserves. Fluctuations in the level of these reserves affect the amount of foreign exchange readily available for external debt payments and thus could have a bearing on the capacity of Emerging Country issuers to make payments on their debt obligations regardless of their financial condition. In addition, there is a possibility of expropriation or confiscatory taxation, imposition of withholding taxes on dividend or interest payments, or other similar developments which could affect investments in those countries. While the Investment Manager intends to manage the Portfolio in a manner that will minimize the exposure to such risks, there can be no assurance that adverse political changes will not cause the Portfolio to suffer a loss of interest or principal on any of its holdings. The Portfolio will treat investments of the Portfolio that are subject to repatriation restrictions of more than seven (7) days as illiquid securities.


Foreign Exchange Risk. Many of the currencies of Emerging Countries have experienced significant devaluations relative to the dollar, and major adjustments have been made in certain of them at times. To the extent the Portfolio had invested in non-dollar denominated securities, a decline in the value of such currency would reduce the value of certain portfolio securities and the net asset value of the Portfolio. In addition, if the exchange rate for the currency in which the Portfolio receives interest payments declines against the U.S. dollar before such interest is paid as dividends to Shareholders, the Portfolio may have to sell portfolio securities to obtain sufficient cash to pay such dividends.


Currency exchange rates generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or anticipated changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention or failure to intervene by U.S. or foreign governments or central banks or by currency controls or political developments in the U.S. or abroad. To the extent that a substantial portion of the Portfolio's total assets, adjusted to reflect the Portfolio's net position after giving effect to currency transactions, is denominated in currencies of foreign countries, the Portfolio will be more susceptible to the risk of adverse economic and political developments within those countries.

Sovereign Debt. Investing in Debt Obligations of governmental issuers in Emerging Countries involves economic and political risks. While the Investment Manager intends to manage the Portfolio in a manner that will minimize the exposure to such risks, there can be no assurance that adverse political changes will not cause the Portfolio to suffer a loss of interest or principal on any of its holdings. The governmental entity that controls the servicing of obligations of those issuers may not be willing or able to repay the principal and/or interest when due in accordance with the terms of the obligations. A governmental entity's willingness or ability to repay principal and interest when due in a timely manner may be affected by, among other factors, its cash flow situation, the market value of the debt, the relative size of the debt service burden to the economy as a whole, the governmental entity's dependence on expected disbursements from third parties, the governmental entity's policy toward the International Monetary Fund and the political constraints to which the governmental entity may be subject. As a result, governmental entities may default on their obligations. Holders of certain Emerging Country Debt Obligations may be requested to participate in the restructuring and rescheduling of these obligations and to extend further loans to their issuers. The interests of holders of Emerging Country Debt Obligations could be adversely affected in the course of restructuring arrangements or by certain other factors referred to below.

Sovereign obligors in developing and Emerging Countries are among the world's largest debtors to commercial banks, other governments, international financial organizations and other financial institutions. The issuers of the sovereign debt securities in which the Portfolio expects to invest have in the past experienced substantial difficulties in servicing their external debt obligations, which led to defaults on certain obligations and the restructuring of certain indebtedness. Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements or converting outstanding principal and unpaid interest to Brady Bonds, and obtaining new credit to finance interest payments. Holders of certain foreign sovereign debt securities may be requested to participate in the restructuring of such obligations and to extend further loans to their issuers. There can be no assurance that the Brady Bonds and other foreign sovereign debt securities in which the Portfolio may invest will not be subject to similar restructuring arrangements or to requests for new credit which may adversely affect the Portfolio's holdings.

Sovereign debt issued by issuers in many Emerging Countries generally is deemed to be the equivalent in terms of quality to securities rated below investment grade by Moody's and S&P. Such securities are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Some of such sovereign debt may be comparable to securities rated D by S&P or C by Moody's.

Investing in Securities Markets of Emerging Countries. Most securities markets in Emerging Countries may have substantially less volume and are subject to less government supervision than U.S. securities markets and securities of many issuers in Emerging Countries may be less liquid and more volatile than securities of comparable domestic issuers. In addition, there is generally less government regulation of securities exchanges, securities dealers, and listed and unlisted companies in Emerging Countries than in the United States.

Markets in Emerging Countries also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when a portion of the assets of the Portfolio is uninvested and no return is earned thereon. The inability of the Portfolio to make intended security purchases due to settlement problems could cause the Portfolio to miss attractive investment opportunities. Inability to dispose of securities due to settlement problems could result either in losses to the Portfolio due to subsequent declines in value of the security or, if the Portfolio has entered into a contract to sell the security, could result in possible liability to the purchaser. Costs associated with transactions in foreign securities are generally higher than costs associated with transactions in U.S. securities. Such transactions also involve additional costs for the purchase or sale of foreign currency.

Foreign investment in certain Emerging Country Debt Obligations is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain Emerging Country Debt Obligations and increase the costs and expenses of the Portfolio. Certain Emerging Countries require prior governmental approval of investments by foreign persons, limit the amount of investment by foreign persons in a particular company, limit the investment by foreign persons only to a specific class of securities of a company that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors. Certain Emerging Countries may also restrict investment opportunities in issuers in industries deemed important to national interests.

Certain Emerging Countries may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors. In addition, if a deterioration occurs in an Emerging Country's balance of payments or for other reasons, a country could impose temporary restrictions on foreign capital remittances. The Portfolio could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Portfolio of any restrictions on investments.

Throughout the last decade many Emerging Countries have experienced and continue to experience high rates of inflation. In certain countries inflation has at times accelerated rapidly to hyperinflationary levels, creating a negative interest rate environment and sharply eroding the value of outstanding financial assets in those countries. Increases in inflation could have an adverse affect on the Portfolio's non-dollar denominated securities and on the issuers of Debt Obligations generally.

In addition, with respect to certain Emerging Countries, there is a possibility of expropriation or confiscatory taxation, imposition of withholding taxes on dividend or interest payments, limitations on the removal of funds or other assets of the Portfolio, and political or social instability or diplomatic developments which could affect investments in those countries. Individual foreign economies may differ favorably or unfavorably from the United States economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. The securities markets, values of securities, yields and risks associated with securities markets in different countries may change independently of each other.

The risk also exists that an emergency situation may arise in one or more Emerging Countries as a result of which trading of securities may cease or may be substantially curtailed and prices for the Portfolio's securities in such markets may not be readily available. The Trust may suspend redemption of its shares for any period during which an emergency exists, as determined by the Commission. Accordingly, if the Portfolio believes that appropriate circumstances exist, it will promptly apply to the Commission for a determination that an emergency is present. During the period commencing from the Portfolio's identification of such condition until the date of the Commission action, the Portfolio's securities in the affected markets will be valued at fair value determined in good faith by or under the direction of the Board of Trustees.

Reporting Standards. It is likely that none of the Debt Obligations held by the Portfolio will be registered with the Commission or subject to U.S. regulatory or reporting requirements. Disclosure requirements in Emerging Countries are generally not as stringent as in the U.S. and there may be less publicly available information about issuers in Emerging Countries than about domestic issuers. Emerging Country issuers are not generally subject to accounting, auditing and financial reporting standards comparable to those applicable to domestic issuers.


Investment Practices. Certain of the investment practices in which the Portfolio may engage have risks associated with them, including possible default by the other party to the transaction, illiquidity and, to the extent the Investment Manager's views as to certain market movements are incorrect, the risk that the use of such strategies could result in losses greater than if they had not been used. The risks associated with illiquidity are particularly acute in situations in which the Portfolio's operations require cash, such as when the Portfolio redeems for its shares of beneficial interests or pays distributions, and may result in the Portfolio borrowing to meet short-term cash requirements or incurring capital losses on the sale of such investments. A forward foreign currency exchange contract involves an obligation to purchase or sell a specified currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. The use of forward foreign currency exchange contracts entail certain risks. The cost to the Portfolio of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When the Portfolio enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the Portfolio will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, the Portfolio might be unable to close out a forward currency contract at any time prior to maturity. In either event, the Portfolio would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or securities in a segregated account. Use of put and call options could result in losses to the Portfolio, force the purchase or sale of portfolio securities at inopportune times or for prices higher than (in the case of put options) or lower than (in the case of call options) current market values, limit the amount of appreciation the Portfolio could realize on its investments or cause the Portfolio to hold a security it might otherwise sell. The use of currency transactions could result in the Portfolio's incurring losses as a result of the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The Portfolio depends upon the reliability and creditworthiness of the counterparty when it enters into OTC currency or securities options or other agreements. Investments in indexed securities offer the potential for an attractive rate of return, but also entail the risk of loss of principal. The use of options and futures transactions entails certain special risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio could create the possibility that losses on the hedging instrument will be greater than gains in the value of the Portfolio's position, thereby reducing the Portfolio's net asset value. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated. With regard to the Portfolio's use of proxy hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relating to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying the Portfolio's proxy hedges and the movements in the exchange rates of the foreign currencies in which the Portfolio assets that are the subject of such proxy-hedges are denominated.


Non-Diversification. The Portfolio is classified as non-diversified within the meaning of the Investment Company Act, which means that the Portfolio is not limited by such Investment Company Act in the proportion of its assets that it may invest in the securities of a single issuer. The Portfolio's investments will be limited, however, in order to qualify as a "regulated investment company" for purposes of the Code. See "Dividends, Distributions and Taxes." This means, at the close of each quarter of its taxable year, at least 50% of the value of the Portfolio's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Portfolio has not invested more than 5% of the value of its total assets in securities of such issuer and as to which the Portfolio does not hold more than 10% of the outstanding voting securities of such issuer), and no more than 25% of the value of the Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Portfolio controls and which are engaged in the same or similar trades or businesses (the "Asset Diversification Requirement").

Investment in the Portfolio, which is classified as a non-diversified investment company under the Investment Company Act, may present greater risks to investors than an investment in a diversified fund. The investment return on a non-diversified investment company typically is dependent upon the performance of a smaller number of securities relative to the number of securities held in a diversified fund. The Portfolio's assumption of large positions in the obligations of a small number of issuers will affect the value of the securities it holds to a greater extent than that of a diversified fund in the event of changes in the financial condition, or in the market's assessment, of the issuers.

                           Management of the Portfolio

Board of Trustees

[The Trustees are responsible for the overall management and supervision of the Portfolio's business.]

The Board of Trustees of the Trust consists of five individuals, three of whom are not "interested persons" of the Portfolio as defined in the Investment Company Act. The Trust's Board of Trustees is responsible for deciding matters of general policy and reviewing actions of the Investment Manager, Distributor and Transfer Agent. The officers of the Trust conduct and supervise the Portfolio's daily business operations. The Portfolio's Statement of Additional Information contains the name and general business experience of each Trustee.

Investment Manager and Administrator

[BSFM is the Portfolio's Investment Manager.]

The Portfolio's investment manager is BSFM, a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Bear Stearns Companies Inc. is a holding company which, through its subsidiaries including its principal subsidiary, Bear Stearns, is a leading United States investment banking, securities trading and brokerage firm serving United States and foreign corporations, governments and institutional and individual investors. BSFM is a registered investment adviser and offers investment advisory and administrative services to open-end and closed-end investment funds and other managed pooled investment vehicles generally with assets totaling approximately $2.9 billion at February 28, 1997. BSFM has served as an investment adviser since April 3, 1995 and since that time has served as investment adviser to The Bear Stearns Funds and S&P STARS Fund. The principal offices of BSFM are located at 245 Park Avenue, New York, New York 10167.

The principal portfolio manager responsible for the day-to-day management of the Portfolio is Edward R. Vaimberg. Mr. Vaimberg, a Managing Director of Bear Stearns, joined Bear Stearns Asset Management, an affiliate of BSFM, in July 1994 as an Associate Director and Global Fixed Income Portfolio Investment Manager. He was previously employed by Fiduciary Trust Company ("Fiduciary"), where he served as Senior Vice President and Global Fixed Income Portfolio Investment Manager from 1991 to 1994. At Fiduciary, Mr. Vaimberg managed global and international fixed-income portfolios for institutional clients, and was responsible for interest rate and currency exposures. Prior thereto, Mr. Vaimberg served as Vice President and International Fixed Income Portfolio Investment Manager at Merrill Lynch Asset Management (1989-1991) and Senior Portfolio and Foreign Exchange Analyst at General Motors (1985-1989). Mr. Vaimberg received his B.S. from Cornell University (1981) and an M.B.A. from the Wharton School (1985).

Under the Investment Management Agreement between the Portfolio and the Investment Manager, the Investment Manager has sole discretion to purchase and sell portfolio securities for the Portfolio's investment portfolio and to select brokers for the execution of such purchases and sales, all within the Portfolio's objectives, policies and restrictions. BSFM also supervises and assists in the overall management of the Portfolio's affairs, subject to the general supervision of the Board of Trustees.

As compensation for the services rendered to the Portfolio by BSFM and the assumption by BSFM of related expenses, pursuant to the Investment Management Agreement, the Portfolio pays BSFM a fee computed daily and payable monthly, at an annual rate equal to 1.15% of the Portfolio's average daily net assets up to $50 million, 1.00% of the Portfolio's average daily net assets of more than $50 million but not in excess of $100 million, and 0.70% of the Portfolio's average daily net assets above

$100 million. BSFM has agreed that if, in any fiscal year, the sum of the Portfolio's expenses exceeds the expense limitations applicable to the Portfolio imposed by state securities administrators, BSFM will reimburse the Portfolio its fees under the Investment Management Agreement or make other arrangements to limit Portfolio expenses to the extent required by such expense limitations. From time to time, the Investment Manager may waive receipt of its fees and/or voluntarily assume certain Portfolio expenses, which would have the effect of lowering the Portfolio's expense ratio and increasing yield to investors at the time such amounts are waived or assumed, as the case may be. The Portfolio will not pay the Investment Manager at a later time for any amounts it may waive, nor will the Portfolio reimburse the Investment Manager for any amounts it may assume. The investment management fees paid by the Portfolio are greater than those paid by most funds, but are believed by the Investment Manager to be appropriate for fees paid by funds with a global investment strategy.

The Portfolio has engaged PFPC Inc. (the "Administrator") to provide certain administrative services; for example, preparation of the Portfolio's Federal, state and local tax returns, maintenance of the books and records of the Portfolio required under the Investment Company Act, and qualifying the shares under applicable state securities laws. Under the terms of the Administrative Services Agreement between the Administrator and the Trust, as compensation for the services rendered to the Portfolio by the Administrator and the assumption by the Administrator of certain related expenses, the Portfolio pays to the Administrator an annual fee, subject to certain minimum fees and exclusive of certain multi-class account service charges, computed at the following rate:
0.10% of 1% per annum of the first $200 million of the Portfolio's average daily net assets, 0.07% of 1% per annum of the next $200 million of the Portfolio's average daily net assets, 0.05% of 1% per annum of the next $200 million of the Portfolio's average daily net assets and 0.03% of 1% per annum of any amounts over $600 million of the Portfolio's average daily net assets, subject to a minimum annual fee of $108,000. From time to time, the Administrator may waive all or a portion of its fees. The Administrator reserves the right to revoke the voluntary fee waiver at any time.

The Portfolio is responsible to the Investment Manager and the Administrator for out-of-pocket expenses incurred on behalf of the Portfolio, including, but not limited to, postage and mailing, telephone, telex, overnight and delivery service, outside independent pricing services, daily report transmissions, if any, and record retention/storage incurred by the Investment Manager or Administrator in connection with their services. All expenses incurred in the operation of the Portfolio will be borne by the Portfolio, except to the extent specifically assumed by BSFM. See "Management of the Portfolio-Expenses" in the Statement of Additional Information.

Bear Stearns has agreed to permit the Trust to use the name "Bear Stearns" or derivatives thereof as part of the Portfolio name for as long as the Investment Management Agreement is in effect.


Distributor

Bear Stearns, located at 245 Park Avenue, New York, New York 10167 serves as distributor for the Portfolio in the sale of its shares pursuant to an agreement which is renewable annually.


Custodian and Transfer Agent

Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, acts as the custodian for the Portfolio's assets. PFPC Inc., Bellevue Corporate Center, 103 Bellevue Parkway, Wilmington, Delaware 19809 acts as the Portfolio's administrator, transfer agent, dividend-paying agent and registrar.

Rules adopted under the Investment Company Act permit the Portfolio to maintain its securities and cash in the custody of certain eligible banks and securities depositories. Pursuant to those rules, the Portfolio's portfolio of securities and cash invested in securities of foreign countries are held by its subcustodians, who are approved by the Trustees of the Portfolio in accordance with the rules of the Commission.


Expense Limitation

The Investment Manager has undertaken until such time as it gives investors at least 60 days' notice to the contrary that, if in any fiscal year, certain expenses, including the investment management fee exceed 1.65% of the average daily net assets of the Portfolio--Class Y for the fiscal year, the Investment Manager may waive a portion of its investment management fee or bear other expenses to the extent of the excess expense.


                                How to Buy Shares

General

The minimum initial investment is $2.5 million. Subsequent investments may be made in any amount. Share certificates are issued only upon written request. The Portfolio reserves the right to reject any purchase order. The Portfolio and Bear Stearns reserve the right to modify the minimum investment requirement, the subsequent investment requirement, the manner in which shares are offered and the sales load rates applicable to future purchases of shares. Investments by employees of Bear Stearns and its affiliates are not subject to the minimum investment requirement. In addition, accounts under the discretionary management of Bear Stearns and its affiliates are not subject to the minimum investment requirement.

Purchases of the shares of the Portfolio may be purchased through Bear Stearns or through certain investment dealers who are members of the NASD who have sales agreements with Bear Stearns or who have entered into dealer agreements directly with Bear Stearns (an "Authorized Dealer") on any Business Day (as defined under "General Information"). Purchases of the Portfolio's shares also may be made directly through the Transfer Agent. Investors must specify that Class Y is being purchased.

Purchases are effected at Class Y's net asset value per share next determined after a purchase order is received by Bear Stearns, an Authorized Dealer or the Transfer Agent (the "trade date"). The settlement date will be the third Business Day after the trade date. Investors who make payment before the settlement date may permit the payment to be held in their brokerage accounts or may designate a temporary investment for payment until the settlement date. If a temporary investment is not designated, Bear Stearns or the Authorized Dealers will benefit from the temporary use of the funds if payment is made prior thereto.

[Purchases can be made through Bear Stearns account executives, Authorized Dealers or the Transfer Agent.]

Purchases through Bear Stearns account executives or Authorized Dealers may be made by check (except that checks drawn on foreign banks and checks made payable to persons or entities other than the Portfolio will not be accepted), Federal Reserve drafts or by wiring Federal funds with funds held in brokerage accounts at Bear Stearns or its Authorized Dealers. Checks or Federal Reserve drafts should be made payable as follows: (i) to Bear Stearns or an investor's Authorized Dealer or (ii) to "Bear Stearns Investment Trust - Emerging Markets Debt Portfolio - Class Y," if purchased directly from the Portfolio, and should be directed to the Transfer Agent: PFPC Inc., Attn: Bear Stearns Investment Trust - Emerging Markets Debt Portfolio - Class Y, P.O. Box 8960, Wilmington, Delaware 19899-8960. Payment by check or Federal Reserve draft must be received within three business days of receipt of the purchase order by the Portfolio or Bear Stearns or an Authorized Dealer. Orders placed directly with the Transfer Agent must be accompanied by payment. Bear Stearns (or an investor's Authorized Dealer) is responsible for forwarding payment promptly to the Portfolio. A transaction fee of $7.50 may be charged for payments by wire. The payment proceeds of a redemption of shares recently purchased by check may be delayed for a period of time described under "How to Redeem Shares."

Investors who are not Bear Stearns clients may purchase shares of the Portfolio through the Transfer Agent. In order to make an initial investment in the Portfolio, an investor must establish an account with the Portfolio by furnishing necessary information to the Portfolio. An account with the Portfolio may be established, by completing and signing the Account Information Form indicating which class of shares are being purchased, a copy of which is attached to this Prospectus, and mailing it, together with a check to cover the purchase, to the Transfer Agent: PFPC Inc., Attn: Bear Stearns Investment Trust
- Emerging Markets Debt Portfolio - Class Y, P.O. Box 8960, Wilmington, Delaware 19899-8960.

Subsequent purchases of shares may be made by checks made payable to the Portfolio and directed to the address set forth in the preceding paragraph. The Portfolio account number should appear on the check.

A Shareholder of the Portfolio may request redemptions of shares of the Portfolio by telephone if the optional telephone transaction privilege is elected on the Account Information Form accompanying this Prospectus. It may be difficult to implement redemptions by telephone in times of drastic economic or market changes. In an effort to prevent unauthorized or fraudulent redemption requests by telephone, the Portfolio employs reasonable procedures specified by the Trust to confirm that such instructions are genuine. Telephone transaction procedures include the following measures: requiring the appropriate telephone transaction election be made on the Account Information Form; requiring the caller to provide the names of the account owners, the account owner's social security number and name of fund, all of which must match the Portfolio's records; requiring that the Transfer Agent's service representative complete a telephone transaction form listing all of the above caller identification information; requiring that redemption proceeds be sent only by check to the account owners of record at the address of record, or by wire only to the owners of record at the bank account of record; sending a written confirmation for each telephone transaction to the owners of record at the address of record within five (5) business days of the call; and maintaining tapes of telephone transactions for six months, if the Portfolio elects to record shareholder telephone transactions.

For accounts held of record by a broker-dealer, trustee, custodian or an attorney-in-fact (under a power of attorney), additional documentation or information regarding the scope of a caller's authority is required. Finally, for telephone transactions in accounts held jointly, additional information regarding other account holders is required. The Trust may implement other procedures from time to time. If reasonable procedures are not implemented, the Trust may be liable for any loss due to unauthorized or fraudulent transactions. In all other cases, neither the Portfolio, the Trust nor Bear Stearns will be responsible for the authenticity of redemption or exchange instructions received by telephone.

Information concerning purchases through Bear Stearns (or an Authorized Dealer) should be obtained directly from Bear Stearns, Bear Stearns account executives or the Authorized Dealer. In the case of purchases made through Bear Stearns (or the investor's Authorized Dealer), it is the responsibility of Bear Stearns or such Authorized Dealer to promptly forward payment to the Portfolio for shares being purchased.

Brokers that do not have dealer agreements with Bear Stearns also may offer to place orders for the purchase of the shares. Purchases made through such brokers will be effected at the public offering price next determined after the order is received by the Transfer Agent. Brokers are responsible for promptly forwarding the orders to the Transfer Agent. Such a broker may charge the investor a transaction fee as determined by the broker.

The Portfolio and Bear Stearns each reserves the right to reject any specific purchase order or to restrict purchases by a particular purchaser (or group of related purchasers). The Portfolio, Bear Stearns and Authorized Dealers may reject or restrict purchases of shares by a particular purchaser or group, for example when a pattern of frequent purchases and sales of shares of the Portfolio is evident, or if the purchase and sale orders are, or a subsequent abrupt redemption might be, of a size that would disrupt management of the Portfolio.

[Net asset value is computed daily as of the close of regular trading on the New York Stock Exchange.]

Shares of the Portfolio are sold on a continuous basis. The net asset value per share is calculated by the Portfolio's Administrator as of the close of regular trading of the NYSE (normally 4:00 p.m., New York time) on each Business Day. The net asset value per share of Class Y is calculated by dividing the value of the Portfolio's net assets represented by Class Y (i.e., the value of its assets less liabilities) by the total number of Class Y outstanding. Portfolio securities are valued based on market quotations or, if quotations are not readily available, at fair value as determined in good faith under procedures established by the Board of Trustees.


                              Shareholder Services

Exchange Privilege

[The Exchange Privilege permits easy purchases of other funds sponsored or advised by Bear Stearns.]

The Exchange Privilege enables an investor to purchase, in exchange for Class Y shares of the Portfolio, Class Y shares of certain other funds sponsored or advised by Bear Stearns, including The Bear Stearns Funds and the Money Market Portfolio of The RBB Fund Inc., to the extent such shares are offered for sale in the investor's state of residence. These funds have different investment objectives which may be of interest to investors. To use this Privilege, investors should consult their account executive at Bear Stearns, their account executive, Authorized Dealer or the Transfer Agent to determine if it is available and whether any conditions are imposed on its use.

To use this Privilege, exchange instructions must be given to the Transfer Agent in writing or by telephone. A shareholder wishing to make an exchange may do so by sending a written request to the Transfer Agent at the address given above in "How to Buy Shares -- General." Shareholders are automatically provided with telephone exchange privileges when opening an account, unless they indicate on the account application that they do not wish to use this privilege. Shareholders holding share certificates are not eligible to exchange shares of a Portfolio by phone because share certificates must accompany all exchange requests. To add this feature to an existing account that previously did not provide for this option, a Telephone Exchange Authorization Form must be filed with the Transfer Agent. This form is available from the Transfer Agent. Once this election has been made, the Shareholder may contact the Transfer Agent by telephone at 1-800-447-1139 (in Delaware call collect 1-302-791-1031) to request the exchange. During periods of substantial economic or market change, telephone exchanges may be difficult to complete and shareholders may have to submit exchange requests to the Transfer Agent in writing.

If the exchanging shareholder does not currently own Class Y shares of the portfolio or fund whose shares are being acquired, a new account will be established with the same registration, dividend and capital gain options and Authorized Dealer of record as the account from which shares are exchanged, unless otherwise specified in writing by the Shareholder with all signatures guaranteed by an eligible guarantor institution as defined above. The exchange privilege may be modified or terminated at any time, or from time to time, by the Portfolio on 60 days' notice to the affected portfolio or fund shareholders. The Portfolio, BSFM and Bear Stearns will not be liable for any loss, liability, cost or expense for acting upon telephone instructions that are reasonably believed to be genuine. In attempting to confirm that telephone instructions are genuine, the Portfolio will use such procedures as are considered reasonable, including recording those instructions and requesting information as to account registration (such as the name in which an account is registered, the account number, recent transactions in the account, and the account holder's Social Security number, address and/or bank).

Before any exchange, the investor must obtain and should review a copy of the current prospectus of the portfolio or fund into which the exchange is being made. Prospectuses may be obtained free of charge from Bear Stearns, any Authorized Dealer or the Transfer Agent. When establishing a new account by exchange, the Class Y shares being exchanged must have a value of at least the minimum initial investment required for the portfolio or fund into which the exchange is being made; if making an exchange to an existing account, the dollar value must equal or exceed the applicable minimum for subsequent investments. If any amount remains in the investment portfolio from which the exchange is being made, such amount must not be below the minimum account value required by the portfolio or fund.

Class Y shares will be exchanged at the next determined net asset value. No fees currently are charged shareholders directly in connection with exchanges, although the Portfolio reserves the right, upon not less than 60 days' written notice, to charge Shareholders a $5.00 fee in accordance with rules promulgated by the Commission. The Portfolio reserves the right to reject any exchange request in whole or in part. The Exchange Privilege may be modified or terminated at any time upon notice to Shareholders.

The exchange of Class Y shares of one portfolio or fund for Class Y shares of another is treated for Federal income tax purposes as a sale of the shares given in exchange by the shareholder and, therefore, an exchanging shareholder may realize a taxable gain or loss.

Redirected Distribution Option

[The Redirected Distribution Option permits investment of investors' dividends and distributions in shares of other funds in the Bear Stearns family.]

The Redirected Distribution Option enables a Shareholder to invest automatically dividends or dividends and capital gain distributions, if any, paid by the Portfolio in Class Y shares of another portfolio or fund advised or sponsored by Bear Stearns of which the Shareholder is an investor, including The Bear Stearns Funds and the Money Market Portfolio of The RBB Fund, Inc. Shares of the other portfolio or fund will be purchased at the then-current net asset value.

This privilege is available only for existing accounts and may not be used to open new accounts. Minimum subsequent investments do not apply. The Portfolio may modify or terminate this privilege at any time or charge a service fee. No such fee currently is contemplated.

                              How to Redeem Shares

General

[The redemption price will be based on the net asset value next computed after receipt of a redemption request.]

Investors may request redemption of Portfolio shares at any time. Redemption requests may be made as described below. When a request is received in proper form, the Portfolio will redeem the shares at the next determined net asset value. If the investor holds Portfolio shares of more than one Class, any request for redemption must specify the Class of shares being redeemed. If the investor fails to specify the Class of shares to be redeemed or if the investor owns fewer shares of the Class than specified to be redeemed, the redemption request may be delayed until the Transfer Agent receives further instructions from the investor, the investor's Bear Stearns account executive or the investor's Authorized Dealer. The Portfolio imposes no charges when shares are redeemed directly through the Distributor.

The Portfolio redeems its shares upon request of a Shareholder on any Business Day at the net asset value next determined after the receipt of such request in proper form. Except in certain extraordinary circumstances permitted under the Investment Company Act, redemption proceeds will be mailed by check to Shareholders within three (3) days of receipt of a properly executed request. If shares to be redeemed were purchased by check, the Portfolio may delay transmittal of redemption proceeds until such time as it has assured itself that good funds have been collected for the purchase of such shares. This may take up to fifteen (15) days. Additional documentation regarding a redemption by any means may be required to effect a redemption when deemed appropriate by Bear Stearns, any Authorized Dealer or the Transfer Agent. The request for such redemption will not be considered to have been received in proper form until such additional documentation has been received. A Shareholder of the Portfolio may request redemption of shares of the Portfolio by telephone if the optional telephone transaction privilege is elected on the Account Information Form accompanying this Prospectus. See "How to Buy Shares."

The Portfolio may suspend redemption privileges or postpone the date of payment for more than three days after a redemption order is received during any period
(i) when the New York Stock Exchange ("NYSE") is closed other than customary weekend and holiday closings, or trading on the NYSE is restricted as determined by the Commission, (ii) when an emergency exists, as defined by the Commission, which makes it not reasonably practicable for the Portfolio to dispose of securities owned by it or fairly to determine the value of its assets, or (iii) as the Commission may otherwise permit.

The Portfolio reserves the right to redeem the shares of any Shareholder whose account balance is less than $750 as a result of earlier redemptions. Such redemptions will not be implemented if the value of a Shareholder's account falls below the minimum account balance solely as a result of market conditions. The Trust will give sixty (60) days prior written notice to Shareholders whose shares are being redeemed to allow them to purchase sufficient additional shares of the Portfolio to avoid such redemption.

Procedures

[Shareholders may redeem shares in several ways.]

Redemption through Bear Stearns or Authorized Dealers

Clients with a brokerage account may submit redemption requests to their account executives or Authorized Dealers in person or by telephone, mail or wire. As the Portfolio's agent, Bear Stearns or Authorized Dealers may honor a redemption request by repurchasing Portfolio shares from a redeeming Shareholder at the shares' net asset value next computed after receipt of the request by Bear Stearns or any Authorized Dealer. Under normal circumstances, within three (3) days, redemption proceeds will be paid by check or credited to the Shareholder's brokerage account at the election of the Shareholder. Bear Stearns account executives or Authorized Dealers are responsible for promptly forwarding redemption requests to the Transfer Agent. The telephone redemption privilege may be terminated or modified at any time upon thirty (30) days notice to Shareholders.

If an investor authorizes telephone redemption, the Transfer Agent may act on telephone instructions from any person representing himself or herself to be a representative of Bear Stearns or the Authorized Dealer and reasonably believed by the Transfer Agent to be genuine. The Portfolio will require the Transfer Agent to employ reasonable procedures, such as requiring a form of personal identification, to confirm that instructions are genuine and, if it does not follow such procedures, the Transfer Agent or the Portfolio may be liable for any losses due to unauthorized or fraudulent instructions. Neither the Portfolio nor the Transfer Agent will be liable for following telephone instructions reasonably believed to be genuine.

Redemption Through the Transfer Agent

Portfolio Shareholders who are not clients with a brokerage account who wish to redeem shares must redeem their shares through the Transfer Agent by mail; other Shareholders also may redeem Portfolio shares through the Transfer Agent. Shareholders should mail redemption requests directly to the Transfer Agent:
PFPC Inc., Attn: Bear Stearns Investment Trust -- Emerging Markets Debt Portfolio - Class Y Shares, P.O. Box 8960, Wilmington, Delaware 19899-8960. A redemption request will be executed at the net asset value next computed after it is received in "good order." "Good order" means that the request must be accompanied by the following: (1) a letter of instruction specifying the number of shares or amount of investment to be redeemed (or that all shares credited to a Portfolio account be redeemed), signed by all registered owners of the shares in the exact names in which they are registered, (2) a guarantee of the signature of each registered owner by any commercial bank, trust company or member of a recognized stock exchange, and (3) other supporting legal documents for estates, trusts, guardianships, custodianships, partnerships and corporations if any. Shareholders are responsible for ensuring that a request for redemption is received in "good order."

Additional Information about Redemptions

A Shareholder may have redemption proceeds of $500 or more wired to the Shareholder's brokerage account or a commercial bank account designated by the Shareholder. A transaction fee of $7.50 may be charged for payments by wire. Questions about this option, or redemption requirements generally, should be referred to the Shareholder's Bear Stearns account executive, to any Authorized Dealer, or to the Transfer Agent if the shares are not held in a brokerage account. If a Shareholder requests redemption of shares which were purchased recently, the Portfolio may delay payment until it is assured that good payment has been received. In the case of purchases by check, this can take up to 15 days.

Because the Portfolio incurs certain fixed costs in maintaining Shareholder accounts, the Portfolio reserves the right to redeem all Portfolio shares in any Shareholder account with an aggregate net asset value of less than $750. If the Portfolio elects to do so, it will notify the Shareholder and provide the Shareholder the opportunity to increase the amount invested to $750 or more within 60 days of the notice. The Portfolio will not redeem accounts that fall below $750 solely as a result of a reduction in net asset value per share.

Shareholders who have redeemed shares may reinstate their Portfolio account without a sales charge up to the dollar amount redeemed by purchasing shares of the same Portfolio within 60 days of the redemption. To take advantage of this reinstatement privilege, Shareholders must notify their Bear Stearns account executive or Authorized Dealer at the time the privilege is exercised.

                       Dividends, Distributions and Taxes

[Dividends will be automatically reinvested in additional Portfolio shares at net asset value unless payment in cash is requested or dividends are redirected into another fund pursuant to the Redirected Distribution Option.]

The Portfolio declares and pays as dividends quarterly to Shareholders substantially all of its net investment income (i.e., its income, including both original issue discount and market discount accretions, other than its net realized long and short-term capital gains and net realized foreign exchange gains). Substantially all of the Portfolio's net realized capital gains (net realized long-term capital gains in excess of net realized short-term capital losses, including any capital loss carryovers), net realized short-term capital gains and net realized foreign exchange gains, if any, are expected to be distributed each year by the Portfolio.

Each dividend and distribution, if any, declared by the Portfolio on its outstanding shares will, at the election of each Shareholder, be paid in cash or in additional shares of the Portfolio or redirected into another fund pursuant to the Redirected Distribution Option. This election should initially be made on a Shareholder's Account Information Form and may be changed upon written notice to either Bear Stearns, an Authorized Dealer or the Transfer Agent at any time prior to the record date for a particular dividend or distribution. If no election is made, all dividends and distributions will be reinvested in the Portfolio.

[The Portfolio distributes net realized securities gains, if any, once a year, but it may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the Investment Company Act. The Portfolio will not make distributions from net realized securities gains unless capital loss carryovers, if any, have been utilized or have expired. Dividends are automatically reinvested in additional Class Y shares of the Portfolio at net asset value. All expenses are accrued daily and deducted before declaration of dividends to investors. confirm]

All income dividends and capital gains distributions are automatically paid in full and fractional shares of the Portfolio, unless the Shareholder requests that they be paid in cash. Each purchase of shares of the Portfolio is made upon the condition that the Transfer Agent is thereby automatically appointed as agent of the investor to receive all dividends and capital gains distributions on shares owned by the investor. Such dividends and distributions will be paid, at the net asset value per share, in shares of the Portfolio (or in cash if the Shareholder so requests) as of the close of business on the record date. At any time an investor may request the Transfer Agent, in writing, to have subsequent dividends and/or capital gains distributions paid to him or her in cash rather than shares. In order to provide sufficient time to process the change, such request should be received by the Transfer Agent at least five business days prior to the record date of the dividend or distribution. In the case of recently purchased shares for which registration instructions have not been received on the record date, cash payments will be made to Bear Stearns or the Authorized Dealer which will be forwarded to the Shareholder, upon the receipt of proper instructions.

At the time of an investor's purchase of shares of the Portfolio, a portion of the price per share may be represented by undistributed income of the Portfolio or unrealized appreciation of the Portfolio's securities. Therefore, subsequent distributions (or portions thereof) attributable to such items, may be taxable to the investor even if the distributions (or portions thereof) in reality represent a return of a portion of the purchase price.

If a Shareholder buys shares immediately prior to the Portfolio's deduction of a distribution from its net asset value, the Shareholder will pay the full price for the shares and then receive a portion of the price back in the form of a taxable distribution.

The Portfolio is not expected to have any federal tax liability; although investors should expect to be subject to federal, state or local taxes in respect of their investments in Portfolio shares.

The Portfolio will be treated as a separate entity for tax purposes and intends to continue to qualify and elect to be treated as a regulated investment company under Subchapter M of the Code. To qualify as such, the Portfolio must satisfy certain requirements relating to the sources of its income, diversification of its assets and distribution of its income to Shareholders. As a regulated investment company, the Portfolio will not be subject to Federal income or excise tax on any net investment income and net realized capital gains that are distributed to its Shareholders in accordance with certain timing requirements of the Code.

The Code provides for the carryover or some of all of the sales load imposed on the Portfolio's Class A shares if an investor exchanges such shares for shares of another fund or portfolio advised or sponsored by Bear Stearns or its affiliates within 91 days of purchase and such other fund reduces or eliminates its otherwise applicable sales load for the purpose of the exchange. In this case, the amount of the sales load charged the investor for such shares up to the amount of the reduction of the sales load charge on the exchange, is not included in the basis of such shares for purposes of computing gain or loss on the exchange, and instead is added to the basis of the fund shares received on the exchange.

Investors who purchase shares shortly before the record date for a distribution will pay a per share price that includes the value of the anticipated distribution and will be taxed on the distribution when received even though the distribution represents a return of a portion of the purchase price. Redemptions of shares are taxable events on which a Shareholder may recognize a gain or loss.

Individuals and certain other classes of Shareholders may be subject to 31% withholding of Federal income tax on distributions and redemptions if they fail to furnish the Portfolio with their correct taxpayer identification number and certain certifications regarding their tax status or if they are otherwise subject to withholding. Individuals, corporations and other Shareholders that are not U.S. persons under the Code are generally subject to withholding at the rate of 30% (or lower rate provided by an applicable tax treaty) on dividends and certain other payments from the Portfolio.

In addition to Federal taxes, a Shareholder may be subject to state, local or foreign taxes on payments received from the Portfolio. A state tax exemption may be available to the extent distributions of the Portfolio are derived from interest on certain U.S. government securities.

For a detailed discussion of certain Federal, state and local tax consequences of investing in shares of the Portfolio, see "Taxation" in the Statement of Additional Information. Shareholders are urged to consult their own tax advisers regarding specific questions as to Federal, state and local taxes as well as to any foreign taxes.

                             Performance Information

[The Portfolio may advertise its performance in a number of ways.]

For purposes of advertising, performance for Class Y shares may be calculated on the basis of average annual total return and/or total return. These total return figures reflect changes in the price of the shares and assume that any income dividends and/or capital gains distributions made by the Portfolio during the measuring period were reinvested in Class Y shares.

Average annual total return is calculated pursuant to a standardized formula which assumes that an investment in the Portfolio was purchased with an initial payment of $1,000 and that the investment was redeemed at the end of a stated period of time, after giving effect to the reinvestment of dividends and distributions during the period. The return is expressed as a percentage rate which, if applied on a compounded annual basis, would result in the redeemable value of the investment at the end of the period. Advertisements of the Portfolio's performance will include its average annual total return for one, five and ten year periods, or for shorter periods depending upon the length of time during which the Portfolio has operated. Computations of average annual total return for periods of less than one year represent an annualization of the Portfolio's actual total return for the applicable period.

Total return is computed on a per share basis and assumes the reinvestment of dividends and distributions. Total return generally is expressed as a percentage rate which is calculated by combining the income and principal changes for a specified period and dividing by the net asset value per share at the beginning of the period. Advertisements may include the percentage rate of total return or may include the value of a hypothetical investment at the end of the period which assumes the application of the percentage rate of total return.

Quotations of distribution rates are calculated by analyzing the most recent distribution of net investment income for a monthly, quarterly or other relevant period and dividing this amount by the average net asset value during the period for which the distribution rates are being calculated.

The Portfolio may also from time to time advertise total return on a cumulative, average, year-by-year or other basis for various specified periods by means of quotations, charts, graphs or schedules. In addition to the above, the Portfolio may from time to time advertise its performance relative to certain performance rankings and indices.

The investment results of the Portfolio will fluctuate over time, and any presentation of investment results for any prior period should not be considered a representation of what an investment in the Portfolio may earn or what the Portfolio's performance may be in any future period. In addition to information provided in Shareholder reports, the Portfolio may from time to time, in its discretion, make a list of the Portfolio's holdings available to investors upon request. A discussion of the Portfolio's performance will be included in the Portfolio's annual report to Shareholders which will be made available to Shareholders upon request and without charge.

Performance will vary from time to time and past results are not necessarily representative of future results. Investors should remember that performance is a function of portfolio management in selecting the type and quality of portfolio securities and is affected by operating expenses. Performance information, such as that described above, may not provide a basis for comparison with other investments or other investment companies using a different method of calculating performance.

Comparative performance information may be used from time to time in advertising or marketing the Portfolio's shares, including data from Lipper Analytical
Services, Inc., Morningstar, Inc., Moody's Bond Survey Index and components thereof, Mutual Fund Values; Mutual Fund Forecaster, Mutual Fund
Investing and other industry publications.

                               General Information

Shares of the Portfolio

The Portfolio is a series of Bear Stearns Investment Trust, which was organized under the laws of The

Commonwealth of Massachusetts on October 15, 1992 as a Massachusetts business trust under an Agreement and Declaration of Trust (the "Trust Agreement"). The Portfolio commenced investment operations on May 3, 1993. Under the Trust Agreement, the Trustees are authorized to issue an unlimited number of shares of beneficial interest, $.0001 par value per share. The Portfolio's shares are classified into three distinct classes of shares, Class A , Class C and Class Y shares. Each share has one vote and shareholders will vote in the aggregate and not by Class, except as otherwise required by law. Additional series may be added in the future from time to time. Each share when issued and paid for as described in this Prospectus, is fully paid and non-assessable.

Under Massachusetts law, there is a possibility that shareholders of a business trust could, under certain circumstances, be held personally liable as partners for the obligations of such trust. The Trust Agreement contains provisions intended to limit such liability and to provide indemnification out of Trust property of any Shareholder charged or held personally liable for obligations or liabilities of the Trust solely by reason of being or having been a Shareholder of the Trust and not because of such Shareholder's acts or omissions or for some other reason. Thus, the risk of a Shareholder incurring financial loss on account of Shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations.

Unless otherwise required by the Investment Company Act, ordinarily it will not be necessary for the Trust to hold annual meetings of Shareholders. As a result, Trust Shareholders may not consider each year the election of Trustees or the appointment of independent accountants. However, pursuant to the Trust's By-Laws, the record holders of at least 20% of the shares outstanding and entitled to vote at a special meeting may require the Trust to hold such special meeting of Shareholders for any purpose except that the record holders of at least 10% of the shares outstanding may call a special meeting for the purpose of voting upon the question of removal of any Trustee or Trustees and Shareholders may, under certain circumstances as permitted by the Investment Company Act, communicate with other Shareholders in connection with requiring a special meeting of Shareholders. In addition, the Portfolio is required to assist Shareholder communication in connection with calling of Shareholder meetings to consider removal of a Trustee. Trust Shareholders may remove a Trustee by the affirmative vote of a majority of the Trust's outstanding shares. The Board of Trustees, however, will call a meeting of Shareholders for the purpose of electing Trustees if, at any time, less than a majority of Trustees holding office at the time were elected by Shareholders.

The Trust issues certificates representing the Portfolio's shares, and the Transfer Agent maintains a record of each Shareholder's ownership. Each Shareholder receives confirmation of purchase and redemption orders from the Transfer Agent, or directly from Bear Stearns or any Authorized Dealer. Portfolio shares and any dividends and distributions paid by the Portfolio are reflected in statements from the Transfer Agent, or directly from Bear Stearns or any Authorized Dealer.

Rule 18f-2 under the Investment Company Act provides that any matter required to be submitted under the provisions of the Investment Company Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as the Trust, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each portfolio affected by such matter. Rule 18f-2 further provides that a portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such portfolio in the matter are identical or that the matter does not affect any interest of such portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

The Transfer Agent maintains a record of share ownership and will send confirmations and statements of account.

Shareholder  inquiries  may be made by  writing to the  Portfolio  at PFPC Inc.,
Attention: Emerging Markets Debt Portfolio, P.O. Box 8950, Wilmington, Delaware 19899, by calling 1-800-447-1139 (in Delaware call collect (302) 791-1031) or by calling Bear Stearns at 1-800-766-4111.

Portfolio Turnover

The Portfolio is free to dispose of its portfolio securities at any time, subject to compliance with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of the Portfolio's investment objective. Although it is the policy of the Portfolio generally not to engage in trading for short-term gains, the Portfolio may engage in active short-term trading to benefit from yield disparities among different issues of securities or among the markets for fixed income securities of different countries, to seek short-term profits during periods of fluctuating interest rates, or for other reasons. The portfolio turnover rate for the Portfolio may vary greatly from year to year. A high rate of turnover involves correspondingly greater expenses, increased aggregate brokerage commissions, which must be borne by the Portfolio and its Shareholders, and the incidence of short-term capital gain (which is taxable to Shareholders as ordinary income upon distribution to them) and may under certain circumstances make it more difficult for the Portfolio to qualify as a regulated investment company under the Code. It may also be affected by sales of portfolio securities necessary to meet cash requirements for redemptions of shares. [UPDATE] The turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases or portfolio securities by the average monthly value of the Portfolio's securities, excluding securities having a maturity at the date of purchase of one year or less. For the period May 3, 1993 to March 31, 1994, for the fiscal year ended March 31, 1995, for the fiscal year ended March 31, 1996, and for the fiscal year ended March 31, 1997, the portfolio turnover rate for the Class A shares was 100.85%, 35.01%, 266.46%, and ________, respectively. For the period July 26, 1995 through March 31, 1996, and for the fiscal year ended March 31, 1997, for the Class C shares, the portfolio turnover rate was 266.46% and _________, respectively. The annual portfolio turnover rate for the Portfolio is expected to be between 250% and 325%. However, the Portfolio's portfolio turnover rate may exceed 325% when the Investment Manager believes the anticipated benefits of short-term investments outweigh any increase in transaction costs or increase in capital gains. These rates should not be considered as limiting factors.

Reports To Shareholders

Each Shareholder is sent an annual report containing audited financial statements and a semiannual report. Each Shareholder is also provided with a printed confirmation for each transaction in the Shareholder's account and an individual monthly statement. The Portfolio does not generally provide sub-accounting services.

Additional Information

The term "majority of the outstanding shares" of the Portfolio means the vote of the lesser of (i) 67% or more of the shares of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Portfolio.

As used in this Prospectus, the term "Business Day" refers to those days when the NYSE is open for business. Currently, the NYSE is closed on New Year's Day, President's Day, Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and in the
Portfolio's  official  sales  literature  in  connection  with the  offer of the
Portfolio's shares, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Portfolio. This Prospectus does not constitute an offer in any State in which, or to any person to whom, such offering may not lawfully be made.

Shareholder Inquiries

Shareholder inquiries may be addressed to Bear Stearns at 245 Park Avenue, New York, New York 10167, your Bear Stearns account executive or any Authorized Dealer or by calling the Transfer Agent toll-free at 1-800-766-4111.

APPENDIX A*

RATINGS OF CORPORATE DEBT INSTRUMENTS
MOODY'S INVESTORS SERVICE INC. ("MOODY'S")

FIXED-INCOME SECURITY
RATINGS

Aaa Fixed-income securities which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Fixed-income securities which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade fixed-income securities. They are rated lower than the best fixed-income securities because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A Fixed-income securities which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa Fixed-income securities which are rated Baa are considered as medium grade obligations: i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such fixed-income securities lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Fixed-income securities rated Aaa, Aa, A and Baa are considered investment grade.

Ba       Fixed-income   securities  which  are  rated  Ba  are  judged  to  have
         speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times in the future. Uncertainty of position characterizes bonds in this class.

B Fixed-income securities which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Fixed-income securities which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

--------
*        Debt   obligations  of  issuers  outside  the  United  States  and  its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

Ca Fixed-income securities which are rated Ca present obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C Fixed-income securities which are rated C are the lowest rated class of fixed-income securities, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Rating Refinements: Moody's may apply numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its municipal fixed-income security rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and a modifier 3 indicates that the issue ranks in the lower end of its generic rating category.


COMMERCIAL PAPER RATINGS

Moody's Commercial Paper ratings are opinions of the ability to repay punctually promissory obligations not having an original maturity in excess of nine months. The ratings apply to Municipal Commercial Paper as well as taxable Commercial Paper. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:
Prime-l, Prime-2, Prime-3.

Issuers rated Prime-1 have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 have a strong capacity for repayment of short-term promissory obligations; and Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. Issuers rated Not Prime do not fall within any of the Prime rating categories.

STANDARD & POOR'S RATINGS GROUP, a division of the
   McGraw-Hill Companies, Inc.  ("STANDARD & POOR'S")

FIXED-INCOME SECURITY
RATINGS

A Standard & Poor's fixed-income security rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

The ratings are based on current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings are based, in varying degrees, on the following considerations: (1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligations; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or for other reasons.

AAA Fixed-income securities rated "AAA" have the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA Fixed-income securities rated "AA" have a very strong capacity to pay interest and repay principal and differs from the highest-rated issues only in small degree.

A Fixed-income securities rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than fixed-income securities in higher-rated categories.

BBB Fixed-income securities rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for fixed-income securities in this category than for fixed-income securities in higher-rated categories.

         Fixed-income securities rated AAA, AA, A and BBB are considered investment grade.

BB Fixed-income securities rated "BB" have less near-term vulnerability to default than other speculative grade fixed-income securities. However, they face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity or willingness to pay interest and repay principal.

B Fixed-income securities rated "B" have a greater vulnerability to default but presently have the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

CCC      Fixed-income   securities  rated  "CCC"  have  a  current  identifiable
         vulnerability to default, and are dependent upon favorable business, financial and economic conditions to meet timely payments

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         of  interest  and  repayments  of  principal.  In the event of  adverse business, financial or economic conditions, they are not likely to have the capacity to pay interest and repay principal.

CC The rating "CC" is typically applied to fixed-income securities subordinated to senior debt which is assigned an actual or implied "CCC" rating.

C        The  rating  "C"  is  typically  applied  to  fixed-income   securities
         subordinated to senior debt which is assigned an actual or implied "CCC" rating.

CI The rating "CI" is reserved for fixed-income securities on which no interest is being paid.

D In payment default. The "D" rating is used when payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

NR Indicates that no rating has been requested, that there is insufficient information on which to base a rating or that Standard & Poor's does not rate a particular type of obligation as a matter of policy.

Fixed-income securities rated "BB", "B", "CCC", "CC" and "C" are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. "BB" indicates the least degree of speculation and "C" the highest degree of speculation. While such fixed-income securities will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

Plus (+) or minus (-): The rating from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing with the major ratings categories.


COMMERCIAL PAPER RATINGS

Standard and Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. The commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based upon current information furnished by the issuer or obtained by S&P from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information. Ratings are graded into group categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Ratings are applicable to both taxable and tax-exempt commercial paper. The categories are as follows:

Issues assigned A ratings are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designation 1, 2 and 3 to indicate the relative degree of safety.

A-1 indicates that the degree of safety regarding timely payment is very strong.

A-2      indicates  capacity for timely payment on issues with this  designation
         is  strong.   However,   the  relative  degree  of  safety  is  not  as
         overwhelming as for issues designated "A-l".

A-3 indicates a satisfactory capacity for timely payment. Obligations carrying this designation are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.


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